EXHIBIT NO. 23.1




                                   Consent of

                    Independent Certified Public Accountants





THCG, Inc.
New York, New York

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement (Registration No. 333-44888) of our report dated November 10, 2000 included in Amendment No. 2 on Form 10-K/A to THCG, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.



/s/ Arthur Andersen LLP
-----------------------------
Arthur Andersen LLP



New York, New York
November 20, 2000